               Schedule or Computation of Performance Quotations
                        McKee Domestic Equity Portfolio

                                                                      Exhibit 16

1.  Average Annual Return (As of October 31, 1996)

P (1 + T)/N/ = ERV

WHERE:         P   = A hypothetical initial payment of $1,000
               T   = average annual total return
               N   = number of years
               ERV = ending redeemable value at end of the period


                                                        Since Inception
                     One Year                              03/25/95
                     --------                              --------

               P   =  $1,000                                $1,000
               T   =  19.314%                               20.959%
               N   =    1.00 years                            1.00 years
               ERV =  $1,193                                $1,374

               Schedule or Computation of Performance Quotations
                     McKee International Equity Portfolio

                                                                      Exhibit 16

1.  Average Annual Return (As of October 31, 1996)

P (1 + T)/N/ = ERV

WHERE:         P   = A hypothetical initial payment of $1,000
               T   = average annual total return
               N   = number of years
               ERV = ending redeemable value at end of the period


                                                        Since Inception
                     One Year                              05/26/94
                     --------                              --------

               P   =  $1,000                                $1,000
               T   =   8.293%                                3.959%
               N   =    1.00 years                            2.44 years
               ERV =  $1,083                                $1,099

               Schedule or Computation of Performance Quotations
                        McKee U.S. Government Portfolio

                                                                      Exhibit 16

1.  Average Annual Return (As of October 31, 1996)

P (1 + T)/N/ = ERV

WHERE:         P   = A hypothetical initial payment of $1,000
               T   = average annual total return
               N   = number of years
               ERV = ending redeemable value at end of the period


                                                    Since Inception
                     One Year                          03/02/95
                     --------                          --------

               P   =  $1,000                            $1,000
               T   =   3.768%                            8.226%
               N   =    1.00 years                        1.67 years
               ERV =  $1,038                            $1,141


2.  Yield (30 days ending October 31, 1996)   Yield = 2[(a-b/cd)+1) -1/6/]

Where: a = dividends and interest paid during the period $129,825 b = expenses accrued during the period (net of
                       reimbursements)                                   $22,007
                 c = the average daily number of shares outstanding
                       during the period                                 158,057
                 d = the maximum offering price per share on the last
                       day of the period                                  $10.58
             Yield = 5.73%